EXHIBIT 32.2

SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Albert E. Ferrara, Jr., Vice President , Finance and Chief Financial Officer of AK Steel Holding Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge this Annual Report of the Company:

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and,

(2)	the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 4, 2005	/s/ ALBERT E. FERRARA, JR.
Albert E. Ferrara, Jr., Vice President, Finance and Chief Financial Officer